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                                                                         EX-23.2






INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Huntway Refining Company on Form S-4 of our report dated February 6, 1997, appearing in the Annual Report on Form 10-K of Huntway Partners L.P. for the year ended December 31, 1996 and to the reference to us under the heading "Summary Historical Financial Information" and "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche, LLP
Woodland Hills, California

January 28, 1998